UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2019 (December 14, 2019)
Univar Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200
Downers Grove,	IL	60515
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	UNVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Univar Solutions Inc. (the “Company”) appointed Mr. Nicholas W. Alexos, age 56, as Executive Vice President and Chief Financial Officer effective January 6, 2019. In connection with Mr. Alexos’ appointment, Mr. Carl J. Lukach will cease to serve as the Company’s Chief Financial Officer effective January 6, 2019 and will continue to serve as Executive Vice President of Corporate Development.
Mr. Alexos joins the Company after serving as Executive Vice President and Chief Financial Officer at Dentsply Sirona, Inc. (“Dentsply”) from November 2017 to August 2019, where he led the growth strategy and executed successful portfolio shaping initiatives. From October 2017 to November 2017, he served as Executive Vice President and Chief Administrative Officer of Dentsply. Previously he served as a Managing Director of Madison Dearborn Partners, LLC from 1993 to 2017, where he helped a wide array of companies achieve growth and margin expansion.
On December 14, 2019, Mr. Alexos accepted the Company’s employment offer (“Offer Letter”). Under the terms of the Offer Letter, Mr. Alexos will receive an annual base salary of $675,000 and be eligible for a target annual bonus opportunity of 80% of his base salary, with the ability to earn up to 200% of target based upon Company and individual performance. Mr. Alexos will be eligible to participate in the Company’s long-term incentive compensation program and the Company’s Supplemental Value Investment Plan. In addition, as soon as practicable after his start date, Mr. Alexos will receive a one-time grant with a grant date value of $1.5 million, comprised of restricted stock units that will vest annually over three years. Mr. Alexos also entered into a Severance and Change of Control Agreement, which provides for certain severance benefits upon the termination of his employment with the Company (“Severance Agreement”).
The description of the Offer Letter and Severance Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the applicable agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this current report on Form 8-K and incorporated herein.
There are no relationships or related party transactions between Mr. Alexos and the Company that would be required to be reported.
A copy of the press release announcing Mr. Alexos’ appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated as of December 14, 2019, between the Company and Nicholas W. Alexos
10.2	Severance and Change of Control Agreement, dated as of January 6, 2020, between the Company and Nicholas W. Alexos
99.1	Univar Solutions Inc. Press Release dated December 16, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2019	Univar Solutions Inc.

	By:	/s/ Noelle J. Perkins
	Name:	Noelle J. Perkins
	Title:	Senior Vice President, General Counsel and Secretary